Exhibit 23


Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A our report dated April 6, 2001, (except with respect to the matter discussed in Note 8, as to which the date is April 17,
2001) included in Registration Statement File No. 000-32825. It should be noted that we have not audited any financial statements of the company subsequent to the dates of our report.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
October 8, 2001